UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

May 18, 2004

MDU Communications International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-26053	84-1342898
(Commission File Number)	(I.R.S. Employer Identification No.)

60-D Commerce Way Totowa, New Jersey	07512
(Address of Principal Executive offices)	(Zip Code)

(973) 237-9499
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Item 5. Other Events

On May 18, 2004, MDU Communications (USA) Inc., the wholly owned subsidiary of MDU Communications International, Inc. (collectively, the “Company”), executed a definitive agreement to acquire the business assets of Direct Satellite, Inc. (“DSI”), a provider of private cable and high-speed Internet services to Chicago area multi-family properties. DSI currently has approximately 4,400 video, 400 high-speed Internet and 100 DIRECTV® subscribers and a backlog of approximately 4,800 units. The closing is subject to certain remaining conditions, but the Company expects closing to occur in approximately one week. The purchase price for the acquisition will be $2.4 million.

The Company issued a press release regarding the execution of the agreement. A copy of the press release, dated May 19, 2004, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2004	MDU Communications International, Inc.

	By:	/s/ Sheldon Nelson
Sheldon Nelson, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated May 19, 2004